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                    ARTICLES OF INCORPORATION

                                OF

                           STATE CYCLE

KNOW ALL MEN BY THESE PRESENTS:

          That we, the undersigned, natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation

                            ARTICLE I

          The name of the corporation is STATE CYCLE.

                            ARTICLE II

          The period of its duration is perpetual.

                           ARTICLE III

          The purpose for which the corporation is organized are:

          (a) To engage in the sale and distribution, at wholesale and retail, of motorcycles, motor bikes, recreational vehicles and other mechanically propelled vehicles and automobile parts and sundries; to vend and deal in motorcycles, motor bikes, recreational vehicles, automobiles, motor cars, trucks and other mechanically propelled vehicles and automobile parts and sundries and other articles; to acquire and own patents, improvements and franchises and to operate such other patents, improvements and franchises.

          (b) To buy, sell and manufacture all kinds of automobile parts, machinery, accessories, oils, paints, greases of every kind, nature and description, to operate chain stores and general merchandising pertaining to motorcycles, motor bikes, recreational vehicles, automobiles, automobile sales rooms, supplies and generally deal in all kinds of merchandise, fixtures, accessories and chattels relating to the sale and manufacture of motorcycles, motor bikes, recreational vehicles and automobiles; to manufacture, buy, sell and generally deal in all kinds of general merchandise of every kind, nature and description.

          (c) To purchase, sell, lease, make repairs to and store motorcycles, motor bikes, recreational vehicles, automobiles, their parts and accessories, and to buy, sell, own, lease and operate garages, service stations and repair shops and to carry on all business incident thereto.

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          (d)  To own, lease, buy, sell, hypothecate and
otherwise deal in real property incident to the operation of a new and used motorcycle agency.

          (e) To generally deal in the sale, purchase, trading, leasing and otherwise dealing in new and used motorcycles, motor bikes, recreational vehicles, automobiles of all types, kinds and makes, at wholesale and retail, and to otherwise operate a motorcycle sales agency, lot, store and business.

          (f) In general, to carry on any other lawful business whatsoever, in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the corporation or to enhance the value of its properties.

                            ARTICLE IV

          The aggregate number of shares which the corporation shall have authority to issue is 50,000 shares of common stock of the par value of $1.00 per share, which stock shall be fully paid up and is non assessable.

                            ARTICLE V

          The corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by it as consideration for the issuance of shares.

                            ARTICLE VI

          Upon any increased issue of stock, the stockholders shall have the pro rata preferential pre-emptive right to subscribe therefore at such price and on such terms as the Board of Directors may in each instance fix.

                           ARTICLE VII

          The Board of Directors shall consist of not less than three (3) and not more than seven (7) persons elected by the stockholders for a term of one year and no person shall be eligible to the office of director of this corporation who is not a stockholder of record. Said directors shall hold office until their successors are elected and qualified.

                           ARTICLE VIII

          The regular meeting of the stockholders for the election of directors and for the transaction of other business shall be held at the office of the corporation on the first Monday of the month of August, 1975 and on the first Monday of August every year thereafter.

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                            ARTICLE IX

          The vote for the election of the directors shall be by ballot and the election may be conducted in such a manner and form as may be provided by the Bylaws. In all election for directors, each stockholder shall be entitled to one vote for each share of stock owned by him or her for each director.

                            ARTICLE X

          The Board of Directors shall elected and appoint such employees and agents as they deem advisable and define the authority of each and prescribe their duties.

                            ARTICLE XI

          The officers of this corporation shall be president, vice president, secretary and treasurer, who shall each hold office for a term of one year or until their successors are elected and qualifies.

                           ARTICLE XII

          The directors shall appoint the above-named officers at the first meeting after the regular annual meeting of the stockholders.

                           ARTICLE XIII

          One person may be both secretary and treasurer or one person may be secretary and another person treasurer, at the option of the Board of Directors.

                           ARTICLE XIV

          The Board of Directors, at their regular meeting of said Board or at a special meeting called for that purpose, may enlarge the number of directors from three to seven by appointing additional directors to act on said Board until the regular annual stockholders' meeting.

                            ARTICLE XV

          Special meetings of the stockholders may be called by the Board of Directors in the manner provided by law or by the Bylaws of this corporation and must be called whenever the owners, as shown by the Company's books, of twenty-five percent (25%) or more of stock of the corporation, in writing, request the Board to call a special meeting of the stockholders.




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                           ARTICLE XVI

          Any officer of this corporation may resign on giving five (5) days notice to the Board of Directors and the Board of Directors shall fill the vacancy for the unexpired term of such officer.

                           ARTICLE XVII

          The number of directors constituting the initial Board of Director is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and qualify are:

Anthony R. Hernandes     5680 South State         President and
                         Murray, Utah 84107       Director

Paul N. Cotro-Manes      430 Judge Building       Vice President
                         Salt Lake City, Utah     and Director
                         84111

Hugh Gardner             110 North Main           Secretary
                         Springville, Utah        Treasurer and
                         84663                    and Director

                          ARTICLE XVIII

          A majority of the Board of Directors shall be necessary to form a quorum and to be authorized to transact the business and exercise the corporate powers of this corporation.

                           ARTICLE XIX

          The Board of Directors is expressly authorized, with the assent of the vote of the stockholders, to make, alter, amend or rescind the Bylaws of the corporation.

                            ARTICLE XX

          The private property of the stockholders shall not be liable for the corporate debts.

                           ARTICLE XXI

          These Articles of Incorporation may be changed, altered or amended at any annual regular stockholders' meeting by a vote of the stockholders representing a majority of the stock issued and outstanding or at any special meeting called for that purpose.




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                           ARTICLE XXII

          The address of the initial registered office of the corporation is 430 Judge Building, Salt Lake City, Utah 84111 and the name of its initial registered agent at such address is Paul
N. Cotro-Manes.

                          ARTICLE XXIII

          The names and addresses of the incorporators are:

     Name                          Address

     Anthony R. Hernandes          5680 South State
                                   Murray, Utah 84107

     Paul N. Cotro-Manes           430 Judge Building
                                   Salt Lake City, Utah 84111

     Hugh Gardner                  110 North Main
                                   Springville, Utah 84663

          Dated at Salt Lake City, this 31st day of July, 1974.

                                   /s/ Anthony R. Hernandez

                                   /s/ Paul N. Cotro-Manes

                                   /s/ Hugh Gardner

STATE OF UTAH            )
                         ) ss.
County of Salt Lake      )

          On the 31st day of July, 1974, personally appeared before me, the undersigned Notary Public, Anthony R. Hernandez, Paul N. Cotro-Manes and Hugh Gardner, who being be me first duly sworn, severally declared that he is the person who signed the foregoing document as an incorporator and that the statements therein . . . .

          IN WITNESS WHEREOF, I have hereunto set my hand and seal the day first above written.

                              /s/ Lynda J. Barken
                              Notary Public
                              Residing at Salt Lake City, Utah

My Commission Expires:

May 22, 1977.